UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

REPUBLIC FIRST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

George E. Norcross, III

Gregory B. Braca

Philip A. Norcross

Avery Conner Capital Trust

Susan D. Hudson, in her capacity as a Trustee

Geoffrey B. Hudson, in his capacity as a Trustee

Rose M. Guida, in her capacity as a Trustee

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 25, 2023, George E. Norcross, III, Gregory B. Braca, Philip A. Norcross, Avery Conner Capital Trust, a trust organized under the laws of the State of Florida (the “Avery Conner Capital Trust”), Susan D. Hudson, in her capacity as a Trustee of the Avery Conner Capital Trust, Geoffrey B. Hudson, in his capacity as a Trustee of the Avery Conner Capital Trust and Rose M. Guida, in her capacity as a Trustee of the Avery Conner Capital Trust, mailed the following letters to shareholders of Republic First Bancorp, Inc.:

GEORGE E. NORCROSS May 26, 2023 PHILIP A. NORCROSS To our fellow Republic First shareholders: GREGORY B. BRACA We are writing about an important topic: the ongoing mismanagement at Republic First Bancorp, Inc. and the staggering amount of value shareholders like you (and us) have lost over the last fifteen months while leadership seems incapable of taking even basic actions to protect the company. Unless dramatic and quick action is taken to turn around Republic First’s operations, it is possible that irrevocable damage will occur, risking the firm’s future and your entire investment. As a shareholder, you likely are aware of many disturbing details that have been released about the management and operations of Republic First in recent months. Among the most infuriating are: The stock dropped to an all-time low; A rapid and accelerating deterioration of Republic First’s finances and capitalization; An abrupt decision to postpone a needed capital raise that was at a very attractive price to Republic First, despite the benefit to shareholders; The company’s unexplained material accounting errors; The CFO mysteriouslly and abruptly resigned without explanation; and Suspension of dividends on preferred shares. This cascade of bad news for investors hasn’t stopped the leaders of Republic First from trying to protect their own personal interests at the expense of shareholders and continuing to reward themselves and their allies. However, hundreds of thousands of dollars of previously unknown related party transactions were revealed and the company agreed to a multi-million dollar “Golden Parachute” to CEO Harry Madonna despite the bank’s poor performance. ENOUGH IS ENOUGH. In the coming weeks, assuming the company can finally have their annual meeting which has been delayed for over two years. there will be an opportunity to act to protect your investment by voting to change the leadership and management of Republic First. We hope that you will join us in demanding real change and not allow this disgrace to continue. Sincerely,

This communication and the enclosed letter are being distributed to you on behalf of George E. Norcross, Ill, Gregory B. Braca, Philip A. Norcross, Avery Conner Capital Trust and Susan D. Hudson, Geoffrey B. Hudson, Rose M. Guida and Philip A. Norcross, each in their capacities as co-trustees thereof (collectively, the “Group”). CERTAIN INFORMATION CONCERNING THE PARTICIPANTS The Group intends to file a proxy statement that will be accompanied by a proxy card with the Securities and Exchange Commission (the “SEC”) with respect to the election of directors of Republic First Bancorp, Inc. (the “Issuer”) to occur at the 2022 annual meeting of shareholders (the “2022 Annual Meeting”) when it is scheduled. GEORGE E. NORCROSS, Ill, GREGORY B. BRACA, PHILIP A. NORCROSS, AVERY CONNER CAPITAL TRUST AND SUSAN D. HUDSON, GEOFFREY B. HUDSON, ROSE M. GUIDA AND PHILIP A. NORCROSS, EACH IN THEIR CAPACITIES AS CO-TRUSTEES THEREOF (COLLECTIVELY, THE “GROUP”), MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES WITH RESPECT TO THE 2022 ANNUAL MEETING. A DESCRIPTION OF THE PARTICIPANTS’ INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE SCHEDULE 13D, JOINTLY FILED BY THE GROUP ON JANUARY 31, 2022, AS AMENDED FROM TIME TO TIME. SHAREHOLDERS OF THE ISSUER ARE STRONGLY ADVISED TO READ THE GROUP’S PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV [sec.gov].

HOW MUCH LOWER CAN REPUBLIC FIRST STOCK SINK BEFORE REAL CHANGE IS MADE? Under the leadership of Board members such as Harry Madonna, Andrew Cohen, Lisa Jacobs and Harris Wlldsteln, stock hit a new all-time low this month, with no turnaround plan. Dear Fellow Republic First Shareholder: We don’t have to tell you that even in a rough year for the stock market, your holdings in Republic First stock likely stand out for their poor performance. Shareholders have lost hundreds of millions of dollars o1f value. A completely unwarranted golden parachute to the bank CEO, Harry Madonna, and hundreds of thousands of dollars of previously unreported related-party transactions have been disclosed. No wonder the company refuses to release the results of an outside investigation into related-party transactions. IT’S TIME FOR BOARD MEMBERS HARRY MADONNA AND ANDREW COHEN TO RESIGN

WE NEED A NEW BOARD AT REPUBLIC FIRST BANK